Exhibit 3.19

CERTIFICATE OF FORMATION

OF

COMMONWEALTH ALUMINUM

METALS, LLC

This Certificate of Formation of Commonwealth Aluminum Metals, LLC, dated as of October 2, 2000, is being duly executed and filed by CA Lewisport, Inc. as an authorized person, to form a limited liability operating company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.)

1.	Name. The name of the limited liability company formed hereby is Commonwealth Aluminum Metals, LLC (the “Company”).

2.	Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808.

3.	Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

CA LEWISPORT, INC.

By:	/s/ MARK V. KAMINSKI
Mark V. Kaminski
Its:	President and Chief Executive Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 10/02/2000
001498498 - 3296864

CERTIFICATE OF AMENDMENT

OF

COMMONWEALTH ALUMINUM METALS, LLC

1. The name of the limited liability company is Commonwealth Aluminum Metals, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

Deleting Article 2 and in its place, insert the following:

The registered agent of Commonwealth Aluminum Metals, LLC in the State of Delaware is THE CORPORATION TRUST COMPANY, and the registered office is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Commonwealth Aluminum Metals, LLC this 15 day of Aug., 2003.

/s/ STACIA WILLIAMS
Stacia Williams, VP and authorized person

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:26 PM O8/26/2003
FILED 04:26 PM 08/26/2003
SRV 030554961 - 3296864 FILE